Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Conor Murphy
(212) 578-7788
METLIFE PREANNOUNCES EXPECTED THIRD QUARTER 2008 RESULTS
NEW YORK, October 7, 2008 — MetLife, Inc. (NYSE: MET) today preannounced its expected results for the third quarter of 2008. Income from continuing operations available to common shareholders for the third quarter of 2008 is expected to be between $1,005 and $1,150 million, or $1.38 to $1.58 per diluted common share. Operating earnings available to common shareholders for the third quarter of 2008 are expected to be between $600 and $675 million, or $0.83 to $0.93 per diluted common share. Premiums, fees and other revenues for the third quarter of 2008 were approximately $8.6 billion, up 16% over the third quarter of 2007 and up 12% over the first nine months of 2007.
“MetLife continues to be a strong, stable leader in the financial services industry during a challenging environment,” said C. Robert Henrikson, chairman, president & chief executive officer of MetLife, Inc. “The long-term approach we take in managing our investment portfolio, combined with our diverse mix of businesses, has served us well and will continue to do so in the years ahead.”
The company’s range of operating earnings for the third quarter of 2008 primarily reflects:
•	A decline in variable investment income, which is expected to be below plan by approximately $117 million, net of income tax, or $0.16 per diluted common share. This decline was mostly driven by negative hedge fund and private equity returns;
•	The impact of poor equity markets on fee revenue in the company’s variable annuity business and a related adjustment to deferred acquisition costs. The almost 9% decline in the S&P 500 in the quarter is expected to impact results by approximately $105 million, net of income tax, or $0.14 per diluted common share;
•	An accrual of approximately $48 million, net of income tax, or $0.07 per diluted common share, related to the first phase of the company’s previously-announced Operational Excellence initiative. The third quarter accrual relates to severance and is expected to result in future annualized savings of approximately $130 million before income tax. MetLife’s Operational Excellence plans are anticipated to extend through 2010 and, while we expect to incur additional expenses, we anticipate these costs will result in targeted future cost savings, before income tax, of at least $400 million a year, as well as revenue enhancements; and
•	The previously-announced decision to commute three excess insurance policies for asbestos-related claims, which amounts to a reduction in operating earnings available to common shareholders of approximately $23 million, net of income tax, or $0.03 per diluted common share.
Realized and Unrealized Investment Gains/Losses
Relative to the size of MetLife’s $324 billion general account portfolio, the company’s level of realized investment losses has remained modest. For the third quarter of 2008, MetLife expects net realized investment gains, net of income tax, to be between $400 and $475 million. Included in these gains are approximately $490 million, net, in credit-related losses, including impairments. Approximately $375 million, net, or 77%, of the credit-related impairments were related to major financial services credits such as Lehman Brothers, Washington Mutual and AIG. These credit-related losses are offset by derivative gains of approximately $735 million, net of income tax, which arose primarily from the increase in value of the U.S. dollar in the third quarter, as well as the increase in credit default swap spreads.
MetLife’s gross unrealized losses on fixed maturity securities at September 30, 2008 are expected to be $17 billion pre-tax, compared with $10 billion at June 30, 2008. The company’s corresponding gross unrealized gains are estimated at $5 billion pre-tax, compared with $6 billion at June 30, 2008. The increase in gross unrealized losses resulted from widening credit spreads in the quarter. The component of gross unrealized losses for securities trading down 20% or more for six months has increased to approximately $1.7 billion pre-tax, from $400 million at June 30, 2008. MetLife analyzes every security in an unrealized loss position. Impairments on any security that the company does not have the ability or intent to hold until recovery, or which MetLife believes will not recover, have already been included in the impairment number above.
Capital
“MetLife is a well capitalized company with a strong balance sheet and financial strength ratings that are among the highest in the industry,” added Henrikson. “With our earlier announcement to offer 75 million shares of common stock to the public, we are taking an additional, proactive step to further assure all of our stakeholders that MetLife is financially sound and well positioned to meet our future obligations. At the same time, it will enable us to take advantage of potential opportunities in the market and to continue building shareholder value.”
The company estimates its excess capital position to be more than $4 billion. This consists of: $2 billion of capital in MetLife’s insurance subsidiaries in excess of what the company believes would support a risk-based capital ratio of 350; $1 billion of excess capital at the holding company; and another $1 billion which will be received in February 2009 upon the mandatory conversion of the company’s common equity units.

Liquidity
The company’s sources of liquidity include cash and cash equivalents of approximately $21 billion as of September 30, 2008, up from $14 billion as of June 30, 2008.
As of September 30, 2008, MetLife’s liquid assets at the holding company totaled approximately $1.75 billion. Liquidity is not expected to be impacted in the near term because none of the holding company’s long-term debt is due before 2011 and the holding company’s commercial paper program, which is not used for general corporate funding purposes, had only approximately $300 million outstanding as of September 30, 2008.
Liquidity in MetLife’s insurance business is determined by a number of factors:
•	In the company’s retail business, which includes individual life and annuity products, the policies lapse or are surrendered in the normal course of business, and lapse rates have been decreasing recently.
•	In Institutional’s retirement and savings business, as of September 30, 2008, approximately $92 billion of the total policyholder liabilities of $96 billion were comprised of pension and other fixed annuity liabilities without surrender or withdrawal options, or guaranteed investment contracts with stated maturities.
•	The company’s retirement and savings business has liabilities of approximately $4 billion under funding agreements pursuant to which customers can, on notice, require early payment. Of these, approximately $1 billion could be required to be paid on 90 days notice, while the remainder requires 6 to 13 months notice.
•	In addition, less than $1 billion of retirement and savings liabilities are subject to mandatory collateralization as a result of ratings downgrades. Hypothetically, if there were a two notch downgrade in the company’s insurer financial strength rating, MetLife would currently be required to post less than $200 million in collateral.
Securities Lending
In connection with MetLife’s securities lending activities, the company lends various types of fixed income securities in return for cash collateral which is invested in high quality assets. At the end of the second quarter, the company’s securities lending book was $45 billion. At September 30, 2008, it declined to $41 billion. Of this $41 billion, approximately $15 billion is on open, which means that the securities the company has loaned can be returned to MetLife overnight in return for cash, while the remainder of the balance has varying maturities ranging from two weeks to several months. Of the $15 billion of securities on open, $10 billion are U.S. Treasury and agency securities which MetLife believes, if put to the company, can immediately be sold to satisfy the company’s obligation to return cash collateral securing its loans. Should MetLife’s liquidity needs under the company’s securities lending program accelerate, MetLife has a pool of $9 billion in cash at the end of the third quarter dedicated to meet those needs and, in addition, the company has the liquidity resources of most of MetLife’s general account assets to draw on.
Book Value
As of September 30, 2008, preliminary stockholders’ equity, excluding accumulated other comprehensive income (AOCI), was approximately $35 billion. AOCI reflects estimated unrealized losses of approximately $7 billion, net of income tax and deferred acquisition costs.

Consequently, book value per share including AOCI was $36 per diluted common share and excluding AOCI was $46 per diluted common share.
RGA Transaction
During the third quarter, MetLife completed its split-off of substantially all of the company’s interest in Reinsurance Group of America, Incorporated (RGA). The split-off transaction results in a GAAP loss of $460 million, a statutory gain in excess of $1 billion, and a decrease in MetLife’s share count of approximately 23 million shares. MetLife’s share of the operating earnings of RGA in the third quarter (approximately $24 million, or $0.03 per diluted common share) is now reflected in discontinued operations. All previous periods will be reclassed in discontinued operations when MetLife formally reports its third quarter 2008 results.
Conference Call
MetLife will hold a conference call tomorrow at 8:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (800) 230-1092 (domestic) or (612) 326-1019 (international). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.
2008 Guidance & Formal Third Quarter 2008 Earnings Announcement
Given the current volatility, the company is withdrawing its 2008 earnings guidance. MetLife will report its full third quarter results on Wednesday, October 29, 2008, after the market closes. The press release will also be available on the MetLife Investor Relations Web page at www.metlife.com. MetLife will hold its third quarter 2008 earnings conference call and audio Webcast on Thursday, October 30, 2008, from 8:00 to 9:00 a.m. (ET).
Non-GAAP and Other Financial Disclosures
Net income available to common shareholders and net income available to common shareholders per diluted common share are defined as GAAP net income and GAAP net income per diluted common share less preferred stock dividends, respectively.
Income from continuing operations available to common shareholders is a GAAP measure and is defined as GAAP net income less discontinued operations, net of income tax, less preferred stock dividends.
MetLife also analyzes its performance using so-called non-GAAP measures, including operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share. Operating earnings available to common shareholders is defined as GAAP net income, excluding net investment gains and losses, net of income tax, adjustments related to net investment gains and losses, net of income tax, and discontinued operations other than discontinued real estate, net of income tax, less preferred stock dividends. Scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings available to common shareholders.

Income from continuing operations available to common shareholders can be reconciled to operating earnings available to common shareholders by excluding net investment gains and losses, net of income tax; adjustments related to net investment gains and losses, net of income tax; and discontinued operations related to real estate. Discontinued operations other than discontinued operations related to real estate and preferred stock dividends are excluded from both income from continuing operations available to common shareholders and operating earnings available to common shareholders.
MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income tax, and adjustments related to net investment gains and losses, net of income tax, both of which can fluctuate significantly from period to period, and discontinued operations other than discontinued real estate, net of income tax, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for GAAP net income available to common shareholders and GAAP net income available to common shareholders per diluted common share, respectively.
Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. Income from continuing operations available to common shareholders per diluted common share is calculated by dividing Income from continuing operations available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated.
In this release, MetLife provides guidance on its future earnings per diluted common share on both a GAAP (income from continuing operations) and a non-GAAP (operating earnings) basis. A reconciliation of the non-GAAP measure to the most directly comparable GAAP measure is not accessible on a forward-looking basis because MetLife believes it is not possible to provide other than a range of net investment gains and losses, which can fluctuate significantly within or without the range and from period to period and may have a significant impact on GAAP net income.
Forward Looking Statements
This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.
Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect the company’s ability to raise capital and its generation of fee income and market-related revenue; (ii) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors and for personnel; (iii) investment losses and defaults, and changes to investment valuations; (iv) unanticipated changes in industry trends; (v) catastrophe losses; (vi) ineffectiveness of risk management policies and procedures; (vii) changes in accounting standards, practices and/or policies; (viii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (ix) discrepancies between actual claims experience and assumptions used in setting prices for the company’s products and establishing the liabilities for the company’s obligations for future policy benefits and claims; (x) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xi) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xii) downgrades in the company’s and its affiliates’ claims paying ability, financial strength or credit ratings; (xiii) regulatory, legislative or tax changes that may affect the cost of, or demand for, the company’s products or services; (xiv) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (xv) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (xvi) economic, political, currency and other risks relating to the company’s international operations; (xvii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xviii) the company’s ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and (xix) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Celebrating 140 years, MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.
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